UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2020

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TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100

Scottsdale, Arizona 85253

(Address of Principal Executive Offices) (Zip Code)

(480) 305-8910

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On August 6, 2020, TPI Composites, Inc. (the Company) announced the appointment of James Hilderhoff as Chief Commercial Officer, effective August 3,2020, reporting to the Chief Executive Officer. Mr. Hilderhoff will oversee all sales, service, business development and account management activities for the Company's wind and strategic markets.

            Mr. Hilderhoff, age 53, most recently served as Chief Commercial Officer – North America for Wabtec Corporation from February 2019 to July 2020. Prior to Wabtec Corporation's merger with General Electric Company's transportation business in February 2019, Mr. Hilderhoff served in sales, service, operations and marketing roles in various businesses of General Electric Company (NYSE: GE) for over thirty years, including GE's transportation and power businesses. Mr. Hilderhoff served as General Manager, Global Sales and Marketing of GE's transportation business from January 2016 to February 2019, and also served as General Manager, Americas Services Operation for GE's transportation business from 2010 to December 2015. Mr. Hilderhoff holds a Master's Degree in Business Administration from the University of Pennsylvania, Wharton School of Business and a Bachelor of Science degree in Engineering Science from Pennsylvania State University.

            Mr. Hilderhoff will be entitled to an annual base salary of $475,000 (subject to periodic increases at the Company's discretion) and the opportunity to participate in the Company's annual cash incentive bonus program, with a target bonus percentage of 65% of his annual base salary (prorated for days of service in his year of hire and guaranteed to be not less than $130,000). Upon his hire, Mr. Hilderhoff will be granted a stock option award of 110,000 shares of the Company's common stock, which will vest over four years (25% on the first anniversary date of the grant date and 6.25% each quarter thereafter), subject to Mr. Hilderhoff's continued employment. Mr. Hilderhoff will receive a sign on bonus of $100,000, $50,000 of which will be payable sixty days after his effective date of employment and $50,000 of which will be paid on his six-month anniversary of his hire date, and each of installment of the sign on bonus is contingent upon Mr. Hilderhoff remaining employed with the Company for a period of 12 months after payment of each installment of the sign on bonus. Mr. Hilderhoff will be reimbursed for certain relocation and temporary living expenses. Mr. Hilderhoff will be eligible to participate in the Company's standard employee benefit programs and will be entitled to benefits consistent with those provided to other senior executives of the Company and any other benefits that the Company may, in its sole discretion, elect to grant to him from time to time.

            In the event of a termination of employment by the Company "without cause" or for "good reason" by Mr. Hilderhoff (each as defined in Mr. Hilderhoff's employment agreement) and not involving a change of control of the Company, subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Hilderhoff will receive cash severance equal to 12 months' salary continuation, and up to 12 monthly cash payments equal to the Company's monthly contribution for Mr. Hilderhoff's health insurance.

            In the event Mr. Hilderhoff is terminated by the Company "without cause" or "for good reason" by Mr. Hilderhoff, within 12 months following a change in control of the Company, subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Hilderhoff will not be entitled to the severance benefits described above, but will instead be entitled to the following: (i) a lump sum cash severance payment equal to 100% of his base salary and 100% of his annual target bonus, (ii) up to 12 monthly cash payments equal to the Company's monthly contribution for Mr. Hilderhoff's health insurance, (iii) for all outstanding and unvested equity awards of the Company subject to time-based vesting held by Mr. Hilderhoff, full accelerated vesting of such awards, with a post-termination exercise period, if applicable, of one year and (iv) for all outstanding and unvested equity awards of the Company subject to performance-based vesting held by Mr. Hilderhoff fully accelerated vesting of such awards to the extent provided in the underlying award agreement.

            There are no arrangements or understandings between Mr. Hilderhoff and any other persons pursuant to which he was appointed as Chief Commercial Officer and no family relationships among any of the Company's directors or executive officers and Mr. Hilderhoff. Mr. Hilderhoff has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

            On August 6, 2020, the Company issued a press release regarding Mr. Hilderhoff's appointment, which is included as Exhibit 99.1 to this Form 8-K. The information in Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

         (d) Exhibits.

99.1      Press Release of TPI Composites, Inc, dated August 6, 2020
104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: August 6, 2020	By:	/s/ Bryan Schumaker
Bryan Schumaker
Chief Financial Officer